SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 – K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: May 9, 2005

CALI HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	333-74970	30-0123229
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer ID Number)

7658 Municipal Dr., Orlando, Florida 32819

(Address of principal executive offices)

Registrant's telephone number, including area code: (407) 649-8325

TS&B Holdings, Inc.

7380 Sand Lake Rd., Orlando, Florida 32819
(Former name or former address, if changed since last report)

Item 3.02 Unregistered Sales of Equity Securities

On May 9, 2005, the Company registered an offering circular with the SEC for up to 1,666,666,667 shares of common stock to be sold under Regulation E of the Investment Act to make investments in eligible emerging or early-stage companies in various fields of business by contributing capital and providing management assistance. As a Business Development Company, the Company can sell up to $5,000,000 in common stock every twelve months under an exemption from registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALI HOLDINGS, INC.

May 10, 2005 Date	/s/ Charles Giannetto Charles Giannetto, Corporate Secretary